CONSENT AND THIRTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This CONSENT AND THIRTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Agreement"), dated as of March 11, 2022, is entered into by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Bank").

RECITALS

A. The Bank has made available to the Borrower certain lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, by and between the Borrower and the Bank, as amended by that certain First Amendment to Credit and Security Agreement dated as of July 9, 2013, as further amended by that certain Second Amendment to Credit and Security Agreement dated as of June 4, 2014, as further amended by that certain Third Amendment to Credit and Security Agreement and First Amendment to Revolving Line of Credit Note dated as of June 3, 2015 (the "Third Amendment"), as further amended by that certain Fourth Amendment to Credit and Security Agreement and Second Amendment to Revolving Line of Credit Note dated as of March 12, 2018 (the "Fourth Amendment"), as further amended by that certain Fifth Amendment to Credit and Security Agreement dated as of April 22, 2019, as further amended by that certain Sixth Amendment to Credit and Security Agreement dated as of May 28, 2019, as further amended by that certain Seventh Amendment to Credit and Security Agreement and Third Amendment to Revolving Line of Credit Note dated as of July 9, 2019 (the "Seventh Amendment"), as further amended by that certain Eighth Amendment to Credit and Security Agreement and Fourth Amendment to Revolving Line of Credit Note dated as of December 13, 2019 (the "Eighth Amendment"), as further amended by that certain Ninth Amendment to Credit and Security Agreement, Fifth Amendment to Revolving Line of Credit Note and Waiver dated as of July 20, 2020 (the "Ninth Amendment"), as further amended by that certain Tenth Amendment to Credit and Security Agreement dated as of January 28, 2021, as further amended by that certain Eleventh Amendment to Credit and Security Agreement dated as of April 27, 2021, and as further amended by that certain Twelfth Amendment to Credit and Security Agreement, dated as of July 30, 2021, (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), (ii) that certain Revolving Line of Credit Note, dated May 6, 2013, made by the Borrower and payable to the order of the Bank, as amended by the Third Amendment, the Fourth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and that certain Modification to Promissory Note, dated as of July 30, 2021 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Line of Credit Note") and (iii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

B. The Borrower has requested that the Bank agree to (i) consent to the consummation of the sale of certain real property owned by the Borrower as contemplated by that certain Agreement for Purchase and Sale of Real Property, dated as of December 22, 2021, by and between the Borrower and CAI Investments Sub Series 100, LLC, as amended from time to time prior to the date hereof (such transaction, the "Sale-Leaseback Transaction") and (ii) make certain modifications to the Credit Agreement.

C. The Bank has agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel. The Borrower hereby acknowledges and agrees that, as of close of business on March 9, 2022, the outstanding principal amount of the Line of Credit was not less than $9,128,234.38, which amount constitutes a valid and subsisting obligation of the Borrower owed to the Bank that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.

2. Consent, Acknowledgement and Reaffirmation. The Borrower hereby: (i) reaffirms the covenants and agreements contained in each Loan Document to which it is party, including, in each case, as such covenants and agreements may be modified by this Agreement and the transactions contemplated hereby; (ii) reaffirms that each Lien created and granted in or pursuant to any Loan Document in favor of the Bank is valid and subsisting, and acknowledges and agrees that this Agreement shall in no manner impair or otherwise adversely affect such Lien; and (iii) confirms that each Loan Document to which the Borrower is a party is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references in such Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean the Credit Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Agreement.

3. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to "Fifteen Million and 00/100 Dollars ($15,000,000.00)" in Section 1.1(a)(i) with reference to "Seven Million, Five Hundred Thousand and 00/100 Dollars ($7,500,000.00)".

(b) Section 5.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 5.8 [RESERVED]

4. Interest Rate. Notwithstanding anything to the contrary in the Revolving Note or the Credit Agreement, from and after the Effective Date, principal amounts outstanding under the Line of Credit shall accrue interest at a rate equal to the greater of (a) the Prime Rate (as defined in the Revolving Note) plus 1.1% and (b) 4.75%, in each case plus any default interest which may become applicable pursuant to the terms of clause (d) of the Interest section of the Revolving Note.

5. Consent to Sale-Leaseback Transaction. The Bank hereby consents, notwithstanding anything to the contrary contained in the Credit Agreement, including without limitation the provisions of Section 5.3 of the Credit Agreement, to the consummation of the Sale-Leaseback Transaction; provided that such consent is expressly conditioned on the Bank's receipt of payment of net proceeds from the Sale-Leaseback Transaction in an amount sufficient to reduce the principal amount outstanding under the Line of Credit, other than any amounts outstanding pursuant to issued and undrawn Letters of Credit, to $0.00.

6. Fees and Expenses. Without in any way limiting the obligations of the Borrower under the Loan Documents, on demand therefor, the Borrower shall reimburse the Bank for all of its fees and expenses incurred in connection with this Agreement, the Credit Agreement and the other Loan Documents,

including, without limitation, the fees and expenses of Moore & Van Allen PLLC as legal counsel to the Bank.

7. Conditions Precedent. This Agreement shall be effective on the date (the "Effective Date") that each of the following conditions shall have been satisfied or waived by the Bank:

(a) The Bank shall have received counterparts of this Agreement duly executed by the Borrower and the Bank.

(b) The Bank shall have received evidence reasonably satisfactory to the Bank that all conditions precedent to the Sale-Leaseback Transaction have occurred or shall occur substantially contemporaneously with the effectiveness of this Agreement.

8. Representations of the Borrower. The Borrower represents and warrants to the Bank on the Effective Date as follows:

(a) The Borrower has all requisite power and authority to execute, deliver this Agreement and perform its obligations under this Agreement and the other Loan Documents to which it is a party. The execution and delivery of this Agreement and the performance of this Agreement and the other Loan Documents by the Borrower are within the Borrower's corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action and do not: (i) contravene the terms of any of the Borrower's organization documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material contractual obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (B) any material order, injunction, writ or decree of any governmental authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate in any material respect any applicable law.

(b) This Agreement has been duly executed and delivered by the Borrower and this Agreement constitutes, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

(c) No approval, consent, exemption, authorization, license or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement other than those that have already been obtained or are in full force and effect.

(d) After giving effect to this Agreement, (i) the representations and warranties the Borrower set forth in Article II of the Credit Agreement and in each other Loan Document are true, accurate and complete in all material respects (and in all respects if any such representation and warranty is already qualified by materiality) on and as of the Effective Date to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true, accurate and complete in all material respects (and in all respects if any such representation and warranty is already qualified by materiality) as of such earlier date, and (ii) no Event of Default exists on and as of the Effective Date.

If any representation and warranty set forth in this Section is incorrect in any material respect on and as of the Effective Date, then such incorrect representation and warranty shall constitute an immediate Event of Default without regard to any otherwise applicable notice, cure or grace period.

9. Release. The Borrower hereby releases and discharges the Bank and each of the Bank's predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as "Released Party" and collectively, the "Released Parties") from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents on or prior to the Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against any Released Party.

10. No Action, Claims. The Borrower represents, warrants, acknowledges and confirms that, as of the date hereof, it has no knowledge of any action, cause of action, claim, demand, damage or liability of whatever kind or nature, in law or in equity, against any Released Party arising from any action by such Persons, or failure of such Persons to act, under or in connection with any of the Loan Documents in each case, on or prior to the Effective Date.

11. Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Bank under the Loan Documents or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. This Agreement shall constitute a Loan Document.

12. No Third-Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns, and the obligations hereof shall be binding upon the Borrower. No other Person (other than any Released Party with respect to the provisions of Sections 9 and 10, which Persons are intended to be third-party beneficiaries of this Agreement) shall have or be entitled to assert rights or benefits under this Agreement.

13. Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Agreement may be exchanged via electronic means, and a facsimile of any party's signature shall be deemed to be an original signature for all purposes. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

15. Governing Law / Arbitration; Waiver of Jury Trial. The Governing Law provision contained in Sections 7.10 of the Credit Agreement and the Arbitration; Waiver of Jury Trial provisions in Section 7.11 of the Credit Agreement are hereby incorporated by reference *mutatis mutandis*.

16. Miscellaneous.

(a) Section headings in this Agreement are included herein for convenience of reference only and shall not affect the interpretation of this Agreement.

(b) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby, and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision.

[*Remainder of page intentionally left blank; signature pages follow.*]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER: **KEWAUNEE SCIENTIFIC CORPORATION**

By: [signature]
Name: Donald T Gardner III
Title: CFO

BANK: **WELLS FARGO BANK, NATIONAL ASSOCIATION**

By: [signature]
Name: Kristin Davis
Title: SVP